UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 26, 2012 (October 25, 2012)

DGSE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd.
Dallas, Texas 75229
(Address of Principal Executive Offices) (Zip Code)

(972) 484-3662
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)          Not applicable.

(b)          On October 25, 2012, William H. Oyster resigned as Chief Executive Officer (“CEO”), President, Principal Executive Officer and as a director of DGSE Companies, Inc., a Nevada corporation (the “Registrant”). Mr. Oyster had no disagreements with the Registrant on any matter related to the Registrant’s operations, policies or practices.

(c)          On October 25, 2012, the board of directors of the Registrant (the “Board”) appointed James J. Vierling to the position of Chief Executive Officer, President and Principal Executive Officer of the Registrant. Since 2009, Mr. Vierling, 50, has been the President of SBT, Inc., DBA Southern Bullion Coin & Jewelry (“SBT”). In this position, Mr. Vierling grew SBT into a 23-location, highly successful operation. During this growth, Mr. Vierling implemented numerous policies, procedures, systems and controls, many of which the Registrant now utilizes. The Registrant acquired SBT on September 14, 2011 in an acquisition from Mr. Vierling, NTR Metals, LLC—the Registrant’s largest vendor and largest shareholder—and the other members of SBT (the “SBT Transaction”).

Mr. Vierling has been instrumental in advising on the process of assembling the new management team and coordinating the restatement process. Mr. Vierling is also part-owner of Estate Gold and Silver, LLC. Prior to joining SBT, from 2005 until 2009, Mr. Vierling was Chief Marketing Officer and Strategic Planner of A-1 Premium Acceptance, an installment loan company. Mr. Vierling holds a BS in Economics with a minor in Marketing from the University of Missouri. He graduated in 1984.

Mr. Vierling has no family relationship with any officer or director of the Registrant or any of its subsidiaries. Prior to the SBT Transaction, Mr. Vierling was a member of SBT. As a result of the SBT Transaction, Mr. Vierling received a payment of restricted shares of the common stock of the Registrant, as more fully described in the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 16, 2011, which is hereby incorporated by reference.

Pursuant to that certain Employment Agreement, dated October 25, 2012, by and between the Registrant and Mr. Vierling, attached hereto as Exhibit 10.1, which has an initial term of three years, and in consideration for Mr. Veirling’s service, (i) the Registrant shall pay Mr. Vierling a salary of $535,000 per year (his “Annual Salary”); (ii) beginning in 2013, Mr. Vierling shall be eligible for a performance bonus in an amount equal to 25% of his Annual Salary if certain performance targets are met and (iii) Mr. Vierling shall be entitled, so long as he remains an employee of the Registrant, to receive grants of an option to purchase 50,000 shares of the common stock of the Registrant on January 1 of 2013, 2014 and 2015, respectively.

(d)          On October 25, 2012, the Board also appointed Mr. Vierling to serve as a director of the Registrant and as Chairman of the Board. Mr. Vierling has not been assigned to any committees on the Board at this time. Mr. Vierling was appointed to the Board due to his knowledge of the industry as well as his knowledge of the day-to-day operations of the Registrant and its subsidiary, SBT.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Contract, dated October 25, 2012, by and between James J. Vierling and DGSE Companies, Inc.

EXHIBITS

Exhibit No.	Description
10.1	Employment Contract, dated October 25, 2012, by and between James J. Vierling and DGSE Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: October 26, 2012	By:	/s/ James D. Clem
James D. Clem
Chief Operating Officer